UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 7, 2013

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

	51 West 52nd Street, New York, New York	10019
	(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

During the fourth quarter of 2012, CBS Corporation (the “Company”) initiated a plan to divest its outdoor advertising business in Europe, which includes an interest in an outdoor business in Asia (“Outdoor Europe”).  Outdoor Europe will be classified as held-for-sale and presented as a discontinued operation beginning with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

In addition, “Residual Costs”, which previously had been presented as a separate line item in the Company’s segment presentation of its financial results, will be included within the “Corporate” line item.

The Company is providing in this Current Report supplemental unaudited historical financial information of the Company, which presents Outdoor Europe as a discontinued operation and Residual Costs within Corporate for the first three quarters of 2012 and for each of the four quarters and the full year of 2011.  This information is being furnished to provide prior period performance on a comparable basis in advance of the Form 10-K filing.

The information furnished pursuant to this Item 2.02, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

A copy of the financial information is furnished herewith as Exhibit 99 and is incorporated by reference herein in its entirety.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.         The following Exhibit is furnished as part of this Report on Form 8-K:

Exhibit
Number	Description of Exhibit

99

Supplemental unaudited historical financial information of the Company, which presents Outdoor Europe as a discontinued operation and Residual Costs within Corporate for the first three quarters of 2012 and for each of the four quarters and the full year of 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

	By:	/s/ Joseph R. Ianniello
		Name:	Joseph R. Ianniello
		Title:	Executive Vice President and Chief Financial Officer

Date: February 7, 2013

Exhibit Index

Exhibit Number	Description of Exhibit

99

Supplemental unaudited historical financial information of the Company, which presents Outdoor Europe as a discontinued operation and Residual Costs within Corporate for the first three quarters of 2012 and for each of the four quarters and the full year of 2011.